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                                                                   EXHIBIT 10.02

                          EXODUS COMMUNICATIONS, INC.

                1998 DIRECTORS STOCK OPTION AND STOCK AWARD PLAN

                            Adopted January 15, 1998
            Amended January 27, 1998, June 6, 2000 and May 31, 2001

1. PURPOSE

   This 1998 Directors Stock Option and Stock Award Plan (this "Plan") is established to provide equity incentives for certain nonemployee members of the Board of Directors of Exodus Communications, Inc. (the "Company"), who are described in Section 6 below, by granting such persons options to purchase shares of stock of the Company or Stock Awards, as defined in Section 9 below.

2. ADOPTION AND STOCKHOLDER APPROVAL

   After this Plan is adopted by the Board of Directors of the Company (the "Board"), this Plan will become effective on the time and date (the "Effective Date") on which the registration statement filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register the initial public offering of the Company's Common Stock is declared effective by the SEC. This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months after the date this Plan is adopted by the Board.

3. TYPES OF AWARDS AND SHARES

   Awards may be issued under this Plan as non-qualified stock options ("NQSOs") or as Stock Awards. The shares of stock that may be purchased upon exercise of Options granted under this Plan or granted as Stock Awards (the "Shares") are shares of the Common Stock of the Company.

4. NUMBER OF SHARES

   The maximum number of Shares that may be issued pursuant to Options or Stock Awards granted under this Plan (the "Maximum Number") is 3,200,000 Shares, subject to adjustment as provided in this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. A Stock Award that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Stock Awards under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted or Stock Awards issued under this Plan; provided, however that if the aggregate number of Shares subject to outstanding Options granted or Stock Awards issued under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted or pursuant to a Stock Awards under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options or Stock Awards may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted or Stock Awards issued under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted or the issuance of Stock Awards under this Plan is less than the Maximum Number.

5. ADMINISTRATION

   This Plan shall be administered by the Board or by a committee of not less than two members of the Board appointed to administer this Plan (the "Committee"). As used in this Plan, references to the Committee shall mean either such Committee or the Board if no Committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any Option granted or Stock Award issued under this Plan

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shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option or any Shares issued pursuant to a Stock Award.

6. ELIGIBILITY

   Options or Awards shall be granted only to directors of the Company who are not employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each such person referred to as an "Eligible Participant").

7. FORMULA OPTION GRANTS.

   7.1 Initial Grant. Each Eligible Participant who is or becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 60,000 Shares (an "Initial Grant") on the earlier of the Effective Date or on the date such Eligible Participant becomes a member of the Board.

   7.2 Succeeding Grants. n the date of each Annual Meeting of Stockholders following an Eligible Participant's Initial Grant (or previous grant from the Company outside this Plan if such Eligible Participant was ineligible to receive an Initial Grant) provided the Eligible Participant is a member of the Board on such date and has served continuously as a member of the Board since the date of such Eligible Participant's Initial Grant or previous grant, as the case may be, the Eligible Participant will automatically be granted an Option for 40,000 Shares (a "Succeeding Grant").

   7.3 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Eligible Participant) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

   7.4 Vesting. The date an Eligible Participant receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such Option. Options become exercisable as they vest.

     (a) Initial Grants. Each Initial Grant made on or after February 29, 2000 will vest over three years as to thirty three and one-third percent (33.33%) of the Shares on the first anniversary following its Start Date and for the next twenty-four (24) months thereafter shall vest monthly as to 2.7777% of the Shares, so long as the Eligible Participant continuously remains a director or a consultant of the Company. Each Initial Grant made prior to February 29, 2000 will vest as to thirty three and one-third percent (33.33%) of the Shares at the end of each annual anniversary of the Start Date for such Initial Grant, so long as the Eligible Participant continuously remains a director or consultant of the Company. Fractional shares shall not be exercisable but shall carry forward and be added to fractional shares that vest subsequently until such fractional shares equal a whole exercisable share.

     (b) Succeeding Grants. Each Succeeding Grant made on or after May 31, 2001 will vest over twenty-four months as to 4.1666% of the Shares each month following its Start Date, so long as the Eligible Participant continuously remains a director or a consultant of the Company. Each Succeeding Grant made on or after February 29, 2000, but prior to May 31, 2001 will vest over forty-eight months as to 2.0833% of the Shares each month following its Start Date, so long as the Eligible Participant continuously remains a director or a consultant of the Company. Each Succeeding Grant made prior to February 29, 2000 will vest as to twenty-five percent (25%) of the Shares at the end of each anniversary of the Start Date for such Succeeding Grant, so long as the Eligible Participant continuously remains a director or consultant of the Company. Fractional shares shall not be exercisable but shall carry forward and be added to fractional shares that vest subsequently until such fractional shares equal a whole exercisable share.

   7.5 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares, at the time that the Option is granted.

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   7.6 Termination of Option. Except as provided below in this Section, each
Option shall expire ten (10) years after its Start Date (the "Expiration Date"). The Option shall cease to vest when the Eligible Participant ceases to be a member of the Board or a consultant of the Company. The date on which the Eligible Participant ceases to be a member of the Board or a consultant of the Company shall be referred to as the "Termination Date". An Option may be exercised after the Termination Date only as set forth below:

     (a) Termination Generally. If the Eligible Participant ceases to be a member of the Board or a consultant of the Company for any reason except death of the Eligible Participant or disability of the Eligible Participant (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Eligible Participant, to the extent (and only to the extent) that it would have been exercisable by the Eligible Participant on the Termination Date, may be exercised by the Eligible Participant no later than seven (7) months after the Termination Date, but in no event later than the Expiration Date.

     (b) Death or Disability. If the Eligible Participant ceases to be a member of the Board or a consultant of the Company because of the death of the Eligible Participant or the disability of the Eligible Participant (whether temporary or permanent, partial or total, as determined by the Committee), then each Option then held by such Eligible Participant to the extent (and only to the extent) that it would have been exercisable by the Eligible Participant on the Termination Date, may be exercised by the Eligible Participant (or the Eligible Participant's legal representative) no later than twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

   7.7 Exercise Period. Subject to the provisions of Section 7.11 below, Options shall be exercisable as they vest.

   7.8 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Committee stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Eligible Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

   7.9 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Eligible Participant for more than six
(6) months (and which have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Eligible Participant in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Eligible Participant for services rendered;
(d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Eligible Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Eligible Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Eligible Participant and an NASD Dealer whereby the Eligible Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.

   7.10 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Eligible Participant shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

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   7.11 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

     (a) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act and all applicable state securities laws, as they are in effect on the date of exercise.

     (b) The Committee may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Eligible Participant from exercising the full number of Shares as to which the Option is then exercisable.

8. NONTRANSFERABILITY OF OPTIONS

   During the lifetime of the Eligible Participant, an Option shall be exercisable only by the Eligible Participant or by the Eligible Participant's guardian or legal representative, unless otherwise determined by the Committee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee.

9. STOCK AWARDS

   Each Eligible Participant may elect to receive shares of the Company's Common Stock in lieu of the total cash fees otherwise receivable from the Company for service as a director ("Stock Awards") for a given calendar year as determined by the Board. Any such election must be made by entering into an agreement with the Company as evidenced by the form of agreement attached hereto as Exhibit 9.1 and filing such agreement with the Company on or before the election deadline as specified by the Board. Except for elections for calendar year 2001 which must be made by June 15, 2001, such election deadline for an Eligible Participant to elect to receive the Stock Award shall be December 31 of the year prior to the calendar year in which such Eligible Participant's cash fees will be due. Stock Awards shall be granted effective on the date that total cash fees are otherwise payable by the Company to the Eligible Participant. The number of Shares of any Stock Award to be Awarded to any Eligible Participant shall be determined on the date of grant of the Stock Award and shall be equal to the total cash fees otherwise payable by the Company to an Eligible Employee divided by the Fair Market Value (as defined in Section 17.4) of the Shares. At the end of the calendar year for which an Eligible Participant has made an election to receive a Stock Award (or upon the date such person ceases to be an Eligible Participant, if such date is earlier), the Company will calculate the total number of Stock Awards owed to such Eligible Participant and will deliver to such person, no later than thirty
(30) days thereafter, the aggregate number of shares represented thereby, provided, however, that no fractional shares shall be issued upon delivery of Stock Awards and any resulting fraction of a share shall be rounded down to the nearest whole share.

10. PRIVILEGES OF STOCK OWNERSHIP

   No Eligible Participant shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Eligible Participant a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

11. ADJUSTMENTS

   In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options, the exercise price per share of such outstanding Options and the

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number of Shares subject to Stock Awards shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

12. NO OBLIGATION TO CONTINUE AS DIRECTOR

   Nothing in this Plan or any Award granted or issued under this Plan shall confer on any Eligible Participant any right to continue as a director of the Company.

13. COMPLIANCE WITH LAWS

   The grant or issuance of Awards and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

14. ACCELERATION OF OPTIONS ON CERTAIN CORPORATE TRANSACTIONS

   In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption, conversion or replacement will be binding on all Eligible Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six months of the consummation of said event. Any options not exercised within such six-month period shall expire.

15. AMENDMENT OR TERMINATION OF PLAN

   The Board may at any time terminate or amend this Plan or any outstanding option, provided that the Board may not terminate or amend the terms of any outstanding option without the consent of the Eligible Participant. In any case, no amendment of this Plan may adversely affect any then outstanding Awards or any unexercised portions thereof without the written consent of the Eligible Participant.

16. TERM OF PLAN

   Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

17. CERTAIN DEFINITIONS

   As used in this Plan, the following terms shall have the following meanings:

   17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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   17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

   17.4 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

     (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

     (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

     (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

     (d) in the case of an Option granted on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

     (e) if none of the foregoing is applicable, by the Committee in good faith.

   17.5 "Award" means any award under this Plan, including any Option or Stock Award.

   17.6 "Stock Award" means an award of Shares pursuant to Section 9.

   17.7 "Option" means an award of an option to purchase Shares pursuant to
Section 7.

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